EXHIBIT 10.37

  [ Letterhead of Kost Forer & Gabbay, member of Ernst & Young International ]

                                                                    July 4, 2001

Mr. Ya'acov Iluz
Income Tax Commission, Deductions Department
5 Canfei Nesharim St.
Jerusalem

Dear Sir,

 Re: On Track Innovations Ltd., Public Co. 520042862, deductions file 904071594
          Application to approve a trustee for an option allotment plan pursuant to Section 102 of the Income Tax Ordinance

1. The Company intends to allot options to key employees of the Company, pursuant to Section 102 of the Income Tax Ordinance and the rules promulgated thereunder, in order to motivate such employees and improve the Company's achievements.

2. The trustee for this transaction will be CPA Shimon Greenberg, I.D. 030512008 of Kost Forer & Gabbay, deductions file 930007307.

3. Each option entitles the holder thereof to buy one fully paid-up ordinary share of the Company (subject to adjustments), in consideration for payment in cash at the time of exercise.

4. Attached to this application please find Annexes B and C pursuant to the said rules, signed by the relevant entities. The Company is aware of the other requirements under the said rules and undertakes to adopt them in full.

Your prompt attention to this application is appreciated.

Sincerely 1,

Kost Forer & Gabbay
Certified Public Accountants

Encl.:   Annex B -   Deed of trust to be signed after approval of the trustee
         Annex C -   Form of notice of the performance of an Entitling Allotment

------------------------------
1 Translator's note: The letter is not signed.

                                     Annex B
                                   (Section 3)

                                  Deed of Trust

                    Signed in Tel Aviv on _____________, 2001

Between: CPA Shimon Greenberg, I.D. 030512008 (hereinafter: the "Trustee"),

         of the first part;

And:     On Track Innovations Ltd. (hereinafter: the "Company")

         of the second part;

Whereas on January 2, 2001, the Trustee was approved by the Income Tax
        Commissioner, by virtue of the authority vested in him in Section 102 of the Income Tax Ordinance (hereinafter: the "Ordinance"), as trustee for the employee option allotment plan adopted by On Track Innovations Ltd.; and

Whereas on ____________, the Company adopted a plan for the allotment of options exercisable into Company shares, as defined in Section 102 of the Ordinance (hereinafter: the "Plan"), to the entitled employees; and

Whereas under the Plan, the Company shall allot options or shares (hereinafter:
        "Shares") to the entitled employees in an Entitling Allotment, as defined in the Income Tax Rules (Tax Benefits in the Allotment of Shares to Employees), 5749-1989 (hereinafter: "Entitling Allotment") (hereinafter: the "Rules"); and

Whereas under the Plan, all the options in the Entitling Allotment shall be allotted to the Trustee, to be held in trust by him as provided in the Rules, the Plan, and this deed of trust,

Therefore, the parties have agreed as follows


1. The preamble to this deed of trust, the Rules and the special conditions to be fixed by the Commissioner regarding the allotment, constitute an integral part of this deed of trust, and in any event of discrepancy between the terms of the Plan and this deed of trust, the terms of the Plan shall prevail. Consequently, the parties unconditionally assume the terms of the Plan upon themselves.

2. Under the Plan, the options and/or Shares shall not be allotted to the entitled employees, but shall be allotted in the Trustee's name and be held by him throughout the entire term thereof, which shall be no shorter than 24 months (hereinafter: the "Lock-Up Period"). The Trustee shall further hold the exercise shares resulting from the options, until the sale or transfer thereof to the entitled employee, whichever is the earlier, as specified below. The Trustee shall further hold the options and the shares resulting from the exercise thereof, pursuant to the lock-up provisions in the TASE directives.

3. Options may not be transferred in any form or manner (including to another employee); within this framework, they cannot be assigned, pledged, attached or otherwise encumbered voluntarily, except for a transfer due to death, prior to the expiration of the Lock-Up Period or before the tax due or 30% of the consideration as set out in Section 4 below shall have been paid, and before the employee shall have repaid the loan received by him, if any, to purchase the exercise shares under the Plan, and all whichever is the later; the exercise shares to be allotted for the options may not be transferred, assigned, pledged, attached or otherwise encumbered voluntarily, and no proxy or deed of transfer, either with immediate or future effect, shall be given therefor, with the exception of a transfer under a will or by law.

         Insofar as options are transferred under a will or by law as aforesaid, the provisions of Section 102 and the provisions of the Rules shall apply to the employee's heirs or transferees.

4. Starting at the expiration of the Lock-Up Period, each employee shall be entitled, at any time, to require the Trustee to transfer the options to which he is entitled in his name and/or to receive the exercise shares resulting from the exercise of the options or to order the Trustee to sell the same; provided, however, that the Trustee shall not transfer the options and/or exercise shares in the name of the employee and/or as ordered by him, before the tax due under Section 102(c) of the Ordinance and the Rules (hereinafter: the "Tax Due") is paid, and the Trustee has confirmation thereof from the Assessing Officer, or before the Trustee transfers to the Assessing Officer 30% of the consideration on account of the Tax Due, or a different rate determined by the Assessing Officer, and before the Company confirms to the Trustee that the entitled employee repaid the loan given to him to buy the exercise shares under the Plan, if any.

5. Without derogating from the aforesaid, the Trustee shall be given irrevocable instructions by the entitled employees, whereby:

         5.1 From any sum received in consideration for the sale of the exercise shares, in whole or in part, prior to the payment of the tax liability due thereon and/or prior to repayment of the loan by them, the Trustee shall transfer to the Assessing Officer the amount of the tax payable under Section 102 of the Income Tax Ordinance, and prior to any other transfer, the Trustee shall pay the balance of the entitled employee's debt, as the case may be, for the loan as determined by the Company.

         5.2 In the event that the Company shall notify the Trustee that the employee shall not have repaid the loan, in whole or in part, on schedule as per the loan agreement, the Trustee shall sell the exercise shares held by him, in whole or in part, and from the consideration received therefor, shall transfer to the Assessing Officer the tax payable under Section 102 of the Income Tax Ordinance, and shall repay the balance of the employee's debt to the Company for the loan, as determined by the Company.

         5.3 The balance of the consideration, if any, shall be transferred to the entitled employee.

6. The employee shall be entitled to instruct the Trustee to exercise the options as provided in the Plan. The exercise shares shall be allotted to the Trustee in accordance with Section 2 above, and the provisions of this deed of trust shall apply thereto. The Lock-Up Period shall include the period in which the options shall have been held by the Trustee.

7. In the event that stock dividends are distributed due to the exercise shares for an employee within an Entitling Allotment, the stock dividends shall be transferred by the Company to the Trustee, and the Trustee's undertakings under this agreement shall apply, mutatis mutandis 2, also to the stock dividend.

8. The Company undertakes to the Trustee not to undertake in any form or manner to allot options to employees in an Entitling Allotment, without receiving, prior to the allotment, confirmation from the employee whereby he undertakes to the Assessing Officer not to transfer the options in a transfer subject to a tax exemption, nor to claim a tax exemption under Sections 97(a) and (b) or 104 of the Ordinance, or within the framework of an exemption for the sale of shares in the merger of corporations for the transfer of the options, before payment of the Tax Due.

-------------------------------
2 Translator's note: The original says "respectively", but it appears from the context that "mutatis mutandis" was the intended meaning.

9. The condition for this arrangement with regard to any given employee shall be his consent in writing to the provisions of this agreement, including the rendering of irrevocable instructions by him as provided in Section 5 above.

10. The Trustee shall bear no liability, and shall be indemnified by the Employee and/or the Company for any expense or loss incurred by him due to all the payments made by him, including payment for non-deduction of withholding tax in connection with the grant of an option, the exercise thereof, the share allotment, the sale of shares in the employee's name, the payment of dividends, etc., provided that the Trustee shall have acted reasonably in such matter.

11. The Trustee shall not be liable to the employee and/or any third party (including, but without derogating from the generality of the aforesaid, the income tax authorities and any other governmental or administrative authority), for any act taken and/or to be taken with regard to this Plan and anything connected therewith or resulting therefrom. The employee and/or the Company undertake to indemnify the Trustee for such liability and/or in connection with any claim and/or demand by any entity, including the tax authorities, in connection with this Plan, provided that the Trustee shall have acted reasonably in such matter.

               In witness whereof, the parties have hereto set their hands:

         (-)                      (-)    [ Stamp of On Track Innovations Ltd. ]
______________________            ____________________________________________
The Trustee                                         The Company

                                     Annex C
                                   (Section 4)

Z'fat Assessing Officer
99 Hapalmach St.
Z'fat

Dear Sir,

Re: Notice of Performance of an Entitling Allotment Pursuant to the Income Tax
    Rules (Tax Benefits in the Allotment of Shares to Employees), 5749-1989
                           (hereinafter: the "Rules")

1. Pursuant to Section 3 of the Rules, we hereby notify you that On Track Innovations Ltd. (hereinafter: the "Company") has decided to adopt a stock plan as defined in Section 102 of the Income Tax Ordinance and in accordance with the Rules, within which options shall be allotted in an Entitling Allotment, as defined in the Rules.

2. The date of allotment of the options under the Plan will be no earlier than 30 days after the Company and the Trustee's notice to the Assessing Officer of the Entitling Allotment.

3. CPA Shimon Greenberg of Kost Forer & Gabbay, Certified Public Accountants, will be the trustee for the performance of the Plan (hereinafter: the "Trustee"). The Trustee's appointment was approved on January 2, 2001 by the Income Tax Commissioner pursuant the authority vested in him in Section 102 of the Ordinance.

4.       (a) In accordance with Section 4(b) of the Rules, the Company hereby undertakes to the Assessing Officer that if stock dividends are distributed to an employee by virtue of the exercise shares, they shall be transferred to the Trustee, so long as the Trustee holds shares allotted to him for the employee within the Entitling Allotment. The Trustee hereby undertakes to the Assessing Officer to apply the provisions of Section 102 of the Ordinance to the stock dividends, as if they were shares allotted to the employee within the Entitling Allotment.

         (b) In accordance with Section 4(c) of the Rules, we hereby confirm that we have written confirmation from the employee whereby he agrees to be subject to the arrangement and undertakes not to claim a tax exemption under Sections 97(a) and (b) or 104 of the Ordinance, or within the framework of an exemption for the sale of shares in the merger of corporations for the transfer of the options, before payment of the tax due.

5. Attached hereto is a deed of trust as provided in Section 3 of the Rules.

6. The Trustee undertakes to the Assessing Officer not to transfer the options, or the share certificates, prior to the payment of the tax due under Section 102 of the Ordinance and the Rules, or before the Trustee transfers to the Assessing Officer, on account of the tax due, 30% of the consideration.

7. Only after the Company or the employee shall provide the Trustee with confirmation from the Assessing Officer regarding the amount of tax payable as a condition to the transfer of the options or the shares in the employee's name, will the Trustee transfer the options or the shares to the employee, after payment of the amount of tax named in the Assessing Officer's confirmation.

Sincerely,


         (-)                      (-)    [ Stamp of On Track Innovations Ltd. ]
______________________            _____________________________________________
The Trustee                                        The Company

cc:      The Income Tax Commission, Jerusalem

Mr. Ya'acov Iluz
Income Tax Commission, Deductions Department
5 Canfei Nesharim St.
Jerusalem



Dear Sir,



 Re: On Track Innovations Ltd., Public Co. 520042862, deductions file 904071594
                 Application to approve an allotment of options
               pursuant to Section 102 of the Income Tax Ordinance

Per your request, we hereby declare that:

1. Options under the aforementioned allotment plan shall not be allotted to controlling shareholders of the Company.

2. Also after the allotment of options under the aforementioned plan, no employee to whom options shall have been allotted will be a controlling shareholder of the Company.



(-) [ Stamp of On Track Innovations Ltd. ]
__________________________________________
On Track Innovations Ltd.